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                                    FORM 8-K


                       Securities and Exchange Commission

                             Washington, D.C. 20549


                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 15, 2000

                         PRINCETON AMERICAN CORPORATION
             (Exact name of registrant as specified in its charter)

     Nevada                     0-5141                         22-1848644
(State or other             (Commission File                 (IRS Employer
 Jurisdiction of                  Number)                   Identification
  Incorporation)                                                  Number)


       2222 E. Camelback Road, Suite 105, Phoenix, Arizona      85016
            (Address of Principal Executive Offices)          (Zip Code)

       Registrant's Telephone Number, including area code: (602) 522-2444
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ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

         Princeton American Corporation sets forth below the following material developments in the United States Bankruptcy Court pursuant to the implementation of and operation under its Joint Plan of Reorganization which became effective December 20, 1997:

         COURT ORDER (1) APPROVING CANCELLATION OF OUTSTANDING CERTIFICATES AND ISSUANCE OF NEW CERTIFICATES; AND (2) BARRING CLAIMS. As reported in Princeton
American's: (a) Current Report on Form 8-K filed February 10, 2000, and (b) Annual Report on Form 10-KSB filed August 29, 2000, the Bankruptcy Court issued a series of orders establishing the allowance or disallowance of claims of persons purporting to own shares of Princeton American.

         On September 15, 2000, the Bankruptcy Court ordered Princeton American and its transfer agent, American Stock Transfer & Trust ("AST") to cancel all outstanding Princeton American share certificates and issue new share certificates reflecting the allowed interests of shareholders under the Plan of Reorganization for Princeton American and the Court's prior orders. The Court further ordered that Princeton American and AST are not subject to any claim based upon the cancellation of outstanding share certificates and the issuance of new certificates in accordance with the Court's orders. A copy of the final Order, which became final and non-appealable on September 29, 2000, is attached as Exhibit A to this Report.

         Princeton American is in the process of implementing the Court's order, and new share certificates will be issued for the allowed interests as soon as reasonably practicable. In connection with the issuance of new certificates, Princeton American has also initiated a process to change its trading symbol. Effective as of October 9, 2000, the trading symbol, PELT, has been officially cancelled, and no further trades will be made under that symbol. After new certificates have been issued to a majority of those shareholders possessing an allowed interest, a new trading symbol will be issued to Princeton American.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCTOBER 9, 2000
                              Princeton American Corporation

                              By:    /s/  William C. Taylor
                                 ------------------------------------
                                     William C. Taylor, Chief Executive Officer
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                                 Exhibit Index

Exhibit Number           Description
--------------           -----------
99.A                Order (1) approving cancellation of outstanding share
                    certificates and issuance of new certificates, and (2)
                    barring claims